UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cycle Country Accessories Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1701 38th Ave. W.

Spencer, IA 51301

Phone 800-841-2222

Fax 712-262-0248

August 27, 2010

Dear Shareholder,

By now, you should have received Cycle Country Accessories Corp.’s 2010 Proxy statement related to our upcoming annual meeting of shareholders.

After further review, we have determined that a clerical error was made and that the categories shown in the Proxy on Page 18, originally labeled as “Miscellaneous Consulting Services” is inaccurate, and should have been labeled “Audit Related Fees”.  The error was made in the table and in the descriptions below the table.  The data in the table was correct, and only the labeling was inaccurate.

Although the corrections do not affect ATC’s 2010 reported financial statements, we ask that you remove and disregard the original Page 18 and replace it with the attached corrected Page 18 to ensure that you have the accurate information for your records.

Please feel free to contact us with any questions regarding this correction, or any other matters regarding the Proxy and your voting.

Very truly yours,

/s/ Robert Davis
Robert Davis

COO, CFO, Secretary and Treasurer

Cycle Country Accessories Corp.

AUDIT AND NON-AUDIT FEES

The following table sets forth the fees billed to the Company for the fiscal year ended September 30, 2009 by Boulay:

Fiscal 2009

Audit Fees	$136,500
Audit Related Fees	14,500
Tax Fees	6,500

Total Fees	$157,500

The Company paid no fees to Boulay, Heutmaker, Zibell & Co. P.L.L.P. for the fiscal years ended September 30, 2008, nor for any prior year.

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of the Company’s annual financial statements, review of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees —Miscellaneous consulting services.

Tax Fees—Includes tax compliance, tax advice and planning.

All Other Fees—None.

Audit Committee Pre-Approval Policy

To ensure the independence of the Company’s independent auditor and to comply with applicable securities laws, listing standards, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by the Company’s independent auditors. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by the Company’s independent auditor (the “Policy”).

The Policy provides that the Company’s independent auditor may not perform any audit, audit-related, or non-audit service for the Company, subject to those exceptions that may be permitted by applicable law, unless: (1) the service has been pre-approved by the Audit Committee, or (2) the Company engaged the independent auditor to perform the service pursuant to the pre-approval provisions of the Policy. In addition, the Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by the Company’s independent auditor by applicable securities laws. The Policy also provides that the Chief Financial Officer will periodically update the Audit Committee as to services provided by the independent auditor. With respect to each such service, the independent auditor provides detailed back-up documentation to the Audit Committee and the Chief Financial Officer.

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